FOR IMMEDIATE RELEASE

CONTACTS:
JAMES G. RAKES, CHAIRMAN, PRESIDENT & CEO
(540) 951-6236   jrakes@nbbank.com
DAVID K. SKEENS, TREASURER & CFO
(540) 951-6347   dskeens@nbbank.com

NATIONAL BANKSHARES, INC. POSTS RECORD EARNINGS FOR 2012

BLACKSBURG, VA, FEBRUARY 14, 2013:  National Bankshares, Inc. (NASDAQ Capital Market: NKSH) today announced that it had record net income approaching $17.75 million for the twelve months ended December 31, 2012, an increase over the nearly $17.64 million earned in 2011. The 2012 return on average assets and return on average equity was 1.64% and 12.01%, respectively. Basic earnings per share were $2.56 in 2012 compared to $2.54 for 2011.  National Bankshares, Inc. ended 2012 with total assets of over $1.10 billion, up by 3.49% over the roughly $1.07 billion in total assets reported at December 31, 2011.

Commenting on the Company’s financial results, National Bankshares Chairman, President & CEO James G. Rakes said, “We are pleased with our strong operating results for 2012 and, in 2013, we will continue to focus on banking fundamentals and serving our existing and new customers, as well as our community. We are mindful of controlling costs, but will move forward with our efforts to invest in technology and innovations to enhance our customers’ banking experience.”

Mr. Rakes continued, “Even with the additional regulatory burdens and economic challenges in our market area, we were able to provide our stockholders dividends of $1.10 per share in 2012 compared to $1.00 in 2011. This per share dividend payment amount resulted in a dividend payout ratio of 43.04% in 2012 compared to 39.34% in 2011.”

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc.  National Bank is a community bank operating from 25 offices throughout Southwest Virginia.  National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area.  The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH.”  Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements
Certain statements in this press release may be “forward-looking statements.”  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties.  Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements.  Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology.  The Company does not update any forward-looking statements that it may make.

101 Hubbard Street / Blacksburg, Virginia 24060
P.O. Box 90002 / Blacksburg, Virginia 24062-9002
540 951-6300 / 800 552-4123
www.nationalbankshares.com

National Bankshares, Inc. and Subsidiaries
Consolidated Balance Sheet
(Unaudited)

($ in thousands, except for per share data)	December 31, 2012	December 31, 2011
Assets
Cash and due from banks	$14,783	$11,897
Interest-bearing deposits	96,597	98,355
Federal funds sold	---	---
Securities available for sale	191,504	174,918
Securities held to maturity	160,539	143,995
Total securities	352,043	318,913
Mortgage loans held for sale	2,796	2,623
Loans:
Loans, net of unearned income and deferred fees	592,162	588,470
Less allowance for loan losses	(8,349)	(8,068)
Loans, net	583,813	580,402
Bank premises and equipment, net	10,401	10,393
Accrued interest receivable	6,247	6,304
Other real estate owned	1,435	1,489
Intangible assets	9,377	10,460
Bank-owned life insurance	20,523	19,812
Other assets	6,346	6,454
Total assets	$1,104,361	$1,067,102

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$144,252	$142,163
Interest-bearing demand deposits	455,713	404,801
Savings deposits	69,063	61,298
Time deposits	277,738	311,071
Total deposits	946,766	919,333
Accrued interest payable	139	206
Other liabilities	7,347	6,264
Total liabilities	954,252	925,803

Stockholders' Equity
Preferred stock of no par value. Authorized 5,000,000 shares; none issued and outstanding	---	---
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding 6,947,974 shares at December 31, 2012 and 6,939,974 at December 31, 2011	8,685	8,675
Retained earnings	144,162	133,945
Accumulated other comprehensive loss	(2,738)	(1,321)
Total stockholders' equity	150,109	141,299
Total liabilities and stockholders' equity	$1,104,361	$1,067,102

National Bankshares, Inc. and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31, 2012		December 31, 2011		December 31, 2012	December 31, 2011
($ in thousands, except for per share data)
Interest Income
Interest and fees on loans		$8,800		$9,128	$35,354	$36,514
Interest on federal funds		---		---	---	---
Interest on interest-bearing deposits		53		51	240	155
Interest on securities – taxable		1,622		1,630	6,613	6,745
Interest on securities – nontaxable		1,662		1,620	6,463	6,532
Total interest income		12,137		12,429	48,670	49,946

Interest Expense
Interest on time deposits of $100,000 or more		320		468	1,491	2,019
Interest on other deposits		1,496		1,709	6,396	7,165
Total interest expense		1,816		2,177	7,887	9,184
Net interest income		10,321		10,252	40,783	40,762
Provision for loan losses		580		753	3,134	2,949
Net interest income after provision for loan losses		9,741		9,499	37,649	37,813

Noninterest Income
Service charges on deposit accounts		638		665	2,594	2,617
Other service charges and fees		113		113	243	287
Credit card fees		837		832	3,278	3,197
Trust income		276		270	1,313	1,087
Bank-owned life insurance		209		203	814	762
Other income		131		156	472	449
Realized securities gains (losses), net		(8)		18	25	11
Total noninterest income		2,196		2,257	8,739	8,410

Noninterest Expense
Salaries and employee benefits		2,991		2,796	12,005	11,357
Occupancy and furniture and fixtures		408		392	1,589	1,599
Data processing and ATM		387		412	1,593	1,701
FDIC assessment		132		(372)	475	677
Credit card processing		625		614	2,442	2,485
Intangibles and goodwill amortization		271		270	1,083	1,083
Net costs of other real estate owned		(1)		237	208	518
Franchise taxes		255		161	901	780
Other operating expenses		798		832	3,100	3,138
Total noninterest expense		5,866		5,342	23,396	23,338
Income before income tax expense		6,071		6,414	22,992	22,885
Income tax expense		1,386		1,525	5,245	5,247
Net income		$4,685		$4,889	$17,747	$17,638

Basic net income per share		$0.67		$0.70	$2.56	$2.54
Fully diluted net income per share		$0.67		$0.70	$2.55	$2.54
Weighted average outstanding number of common shares
Basic		6,947,887		6,939,148	6,942,411	6,936,869
Diluted		6,964,482		6,949,960	6,959,867	6,950,863
Dividends declared per share		$0.57		$0.52	$1.10	$1.00
Dividend payout ratio		---		---	43.04	39.34
Book value per share	$	---	$	---	$21.60	$20.36

National Bankshares, Inc. and Subsidiaries
Consolidated Statements of Comprehensive Income
(Unaudited)

	Three Months Ended
($ in thousands)	December 31, 2012	December 31, 2011
Net Income	$4,685	$4,889
Other Comprehensive Income, Net of Tax
Unrealized holding losses on available for sale securities net of deferred taxes of ($141) in 2012 and ($222) in 2011	(261)	(412)
Reclassification adjustment, net of income taxes of $3 in 2012 and $2 in 2011	6	3
Net pension loss arising during the period, net of taxes of ($405) in 2012 and ($731) in 2011	(752)	(1,356)
Less: amortization of prior service cost included in net periodic pension cost, net taxes of ($35) in 2012 and ($35) in 2011	(66)	(66)
Other comprehensive loss, net of tax of ($578) and ($986)	$(1,073)	$(1,831)
Total Comprehensive Income	$3,612	$3,058

	Twelve Months Ended
($ in thousands)	December 31, 2012	December 31, 2011
Net Income	$17,747	$17,638
Other Comprehensive Income, Net of Tax
Unrealized holding gains (losses) on available for sale securities net of deferred taxes of ($320) in 2012 and $1,468 in 2011	(592)	2,725
Reclassification adjustment, net of income taxes of ($3) in 2012 and $9 in 2011	(7)	17
Net pension loss arising during the period, net of taxes of ($405) in 2012 and ($731) in 2011	(752)	(1,356)
Less: amortization of prior service cost included in net periodic pension cost, net taxes of ($35) in 2012 and ($35) in 2011	(66)	(66)
Other comprehensive income (loss), net of tax of ($763) and $711	$(1,417)	$1,320
Total Comprehensive Income	$16,330	$18,958

Key Ratios and Other Data
(Unaudited)

	Three Months Ended		Twelve Months Ended
Average Balances	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Cash and due from banks	$8,958	$12,548	$11,129	$11,654
Interest-bearing deposits	89,703	87,266	94,724	64,977
Securities available for sale	192,724	177,387	189,850	186,296
Securities held to maturity	161,344	139,318	149,566	134,612
Mortgage loans held for sale	2,543	1,411	1,765	818
Gross loans	591,604	590,425	589,129	589,414
Loans, net	582,272	580,766	579,817	580,037
Intangible assets	9,531	10,614	9,936	11,019
Total assets	1,091,032	1,050,417	1,080,351	1,031,899
Total deposits	932,678	902,055	925,986	888,044
Other borrowings	---	---	---	---
Stockholders' equity	151,660	142,292	147,812	136,794
Interest-earning assets	1,032,929	990,999	1,019,887	973,171
Interest-bearing liabilities	789,684	760,567	784,717	752,164

Financial ratios
Return on average assets	1.71%	1.85%	1.64%	1.71%
Return on average equity	12.29%	13.63%	12.01%	12.89%
Net interest margin	4.37%	4.50%	4.39%	4.59%
Net interest income – fully taxable equivalent	$11,354	$11,230	$44,712	$41,914
Efficiency ratio	43.29%	39.66%	43.77%	44.00%
Average equity to average assets	13.90%	13.55%	13.68%	13.26%

Allowance for loan losses
Beginning balance	$8,254	$8,719	$8,068	$7,664
Provision for losses	580	753	3,134	2,949
Charge-offs	(509)	(1,423)	(2,953)	(2,628)
Recoveries	24	19	100	83
Ending balance	$8,349	$8,068	$8,349	$8,068

Asset Quality Data
(Unaudited)

Nonperforming assets	December 31, 2012	December 31, 2011
Nonaccrual loans	$3,466	$1,398
Nonaccrual restructured loans	2,151	3,806
Total nonperforming loans	5,617	5,204
Other real estate owned	1,435	1,489
Total nonperforming assets	$7,052	$6,693
Accruing restructured loans	$2,005	$3,756
Loans 90 days or more past due	$170	$481

Asset quality ratios
Nonperforming assets to loans net of unearned income and deferred fees, plus other real estate owned	1.19%	1.13%
Allowance for loan losses to total loans	1.41%	1.37%
Allowance for loan losses to nonperforming loans	148.64%	155.03%
Loans past due 90 days or more to loans net of unearned income and deferred fees	0.03%	0.08%